Exhibit 5.2

[Letterhead of Day Pitney LLP]

October 11, 2013

ING U.S., Inc.

230 Park Avenue

New York, New York 10169

Re:	Subsidiary Guarantees to be made by Lion Connecticut Holdings Inc.

Ladies and Gentlemen:

We have acted as Connecticut counsel to Lion Connecticut Holdings Inc., a Connecticut corporation (the “Guarantor”) and a subsidiary of ING U.S., Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $400,000,000 aggregate principal amount of the Company’s 5.7% Senior Notes due 2043 (the “Exchange Notes”), pursuant to the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act. The Exchange Notes are proposed to be offered by the Company in exchange for equivalent principal amounts of the Company’s existing 5.7% Senior Notes due 2043. The Exchange Notes will be issued pursuant to an Indenture, dated as of July 13, 2012 (as supplemented, the “Indenture”), among the Company, the Guarantor and U.S. Bank National Association, as Trustee, and will be guaranteed by the Guarantor on a senior unsecured basis (the “Guarantees”).

In connection with the opinions expressed herein, we have reviewed copies of the following documents:

(i)	the Indenture,

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(ii)	the Registration Statement,

(iii)	the form of Exchange Notes, and

(iv)	the certificate of incorporation, bylaws and resolutions of the Guarantor.

We have also made such other investigation as we have considered necessary as the basis for the opinions set forth herein.

In preparing this opinion, we have relied upon the certifications as to factual matters made in certificates of officers of the Guarantor and/or officers of the Company and in certificates of the Secretary of the State of Connecticut; and we have assumed that all of the same are true, correct and complete and have not undertaken any further inquiry as to the accuracy thereof. We have no knowledge that any such factual matters are untrue, incomplete or incorrect.

Based upon the foregoing assumptions, and subject to the limitations, qualifications and exceptions hereinafter set forth, we are of the opinion that:

1. The Guarantor is an existing corporation under the laws of the State of Connecticut, and the Guarantor has all requisite power and authority to perform its obligations under the Indenture and the Guarantees;

2. The Guarantees and the Indenture have been duly authorized by the Guarantor and the Indenture has been duly executed and delivered by the Guarantor; and

3. The execution and delivery by the Guarantor of the Indenture and the performance of the Guarantor’s obligations thereunder and under the Guarantees in accordance with their terms, does not and will not (i) violate the certificate of incorporation or the bylaws of the Guarantor, in each case as in effect on the date hereof, or (ii) violate the Federal Laws of the United States or the laws of the State of Connecticut.

Our opinions set forth above are subject to the following qualifications:

A.	We express no opinion herein as to the Blue Sky or securities laws of any jurisdiction.

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The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of Connecticut, and we do not express any opinion with respect to the laws of any other state or jurisdiction.

This opinion is furnished to you in connection with the transaction described in the initial paragraph of this opinion letter and is solely for your benefit and is not to be made available to, nor may it be relied upon, by any other party, firm or entity; provided that Sullivan & Cromwell LLP may rely on this opinion in the formation of its opinion to the Company on the validity of the Guarantees.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the New Notes and Guarantees of the New Notes” in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion speaks only as of its date, and we do not assume any obligation to provide you with any subsequent or updating opinion or advice in the event of any change in fact or law after the date hereof or for any other reason.

Very truly yours,

/s/ Day Pitney LLP